Exhibit 99.B(a)(x)

AMENDMENT NO. 2, DATED AS OF SEPTEMBER 30, 2014, TO AMENDED AND RESTATED DECLARATION OF TRUST OF H&Q HEALTHCARE INVESTORS

WHEREAS, H&Q Healthcare Investors (the “Trust”) is a Massachusetts business trust established and existing pursuant to the Amended and Restated Declaration of Trust dated April 21, 1987, and amended by Amendment No. 1 dated as of July 8, 2011 (the “Declaration of Trust”);

WHEREAS, the trustees of the Trust (the “Trustees”) have determined that the Declaration of Trust should be amended to change the name of the Trust as hereinafter set forth (the “Amendment”);

WHEREAS, pursuant to Section 8.3 of the Declaration of Trust, the Trustees may amend the Declaration of Trust to change the name of the Trust without the vote or consent of the Shareholders;

NOW, THEREFORE, IT IS agreed as follows:

1.                                      Amendment to the Declaration of Trust.  Section 1.1 of the Declaration of Trust is hereby amended to delete the name “the ‘H&Q Healthcare Investors’” and insert the name “Tekla Healthcare Investors” such that Section 1.1 shall read in its entirety as follows:

“The name of the Trust created hereby is “Tekla Healthcare Investors.”

2.                                      Defined Terms; Confirmation of Other Terms of the Declaration of Trust.  Any capitalized or other term used herein and not defined herein and which is defined in the Declaration of Trust, shall have the meaning assigned to it in the Declaration of Trust.  The Declaration of Trust, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

3.                                      Effective Date. This Amendment shall be effective as of October 15, 2014.

4.                                      Counterparts. This instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 30th day of September, 2014.

/s/ Michael W. Bonney	/s/ Rakesh K. Jain
Michael W. Bonney	Rakesh K. Jain

/s/ Daniel R. Omstead	/s/ Oleg M. Pohotsky
Daniel R. Omstead, Ph.D.	Oleg M. Pohotsky

/s/ William S. Reardon	/s/ Uwe E. Reinhardt
William S. Reardon	Uwe E. Reinhardt

/s/ Lucinda H. Stebbins
Lucinda H. Stebbins